Exhibit 99.1

MicroVision CEO, Directors, and Executives Buy MVIS Stock

REDMOND, Wash., Mar. 16, 2026 — MicroVision, Inc. (NASDAQ: MVIS), defining the next generation of lidar-based perception solutions, today announced that all of its executive officers and the U.S.-based members of its Board of Directors have committed to purchase shares of the Company’s common stock on market terms.

“I am delighted that yesterday our Board members and entire executive team joined me in committing to buy shares in the Company,” said Glen DeVos, MicroVision’s Chief Executive Officer. “Collectively, we are highly focused on our recently announced strategy to redefine the lidar industry and are pleased with the commercial momentum we’re seeing. I thank the entire MicroVision team for its hard work and dedication to delivering on our vision and building long-term value for our shareholders.”

“As the independent Chair of the Board, I am highly confident in MicroVision’s leadership team to drive the Company’s transformative business strategy,” stated Robert Carlile, MicroVision’s Board Chair. “As a Board, we sincerely appreciate the continued support of MicroVision’s shareholders, and we want shareholders to know that the Board and executive team are deeply invested in the Company’s long-term success. Our personal investments reflect our confidence in the Company’s strategy and our commitment to creating long-term shareholder value.”

Pursuant to subscription agreements signed March 15, 2026, the purchasing directors and executive officers will acquire an aggregate of $310,000 of MicroVision’s common stock at $0.5322 per share, Friday’s closing price as reported on The Nasdaq Stock Market. Due to regulatory considerations, the stock purchases were structured as direct purchases from the Company rather than open market purchases, with the purchases based on market price and with the full proceeds going directly to the Company. The shares purchased will be restricted, therefore directors and executive officers will continue to hold the shares until they cease to be affiliates of the Company.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOVIA, and MOSAIK are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, as well as statements using words such as “expects,” “believes” or “intends” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our or our customers’ failure to perform under open purchase orders; our ability to identify parties interested in purchasing or licensing intellectual property assets; our financial and technical resources relative to those of our competitors; capital market risks; our ability to operate with limited cash or to raise additional capital when needed; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in our SEC reports, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com